Exhibit 10.2

FIRST SUPPLEMENTAL TRUST INDENTURE

This First Supplemental Trust Indenture is entered into as of the 17th day of August, 2007 between:

SIGNET ENERGY INC., a corporation incorporated under the laws of the Province of Alberta and having its head office in the City of Calgary, in the Province of Alberta (hereinafter called " Signet "),

- and -

SURGE GLOBAL ENERGY, INC., a corporation existing under the laws of the State of Delaware (hereinafter called " Surge US ")

and

VALIANT TRUST COMPANY, a trust company existing under the laws of the Province of Alberta having an office in the City of Calgary, in the Province of Alberta (hereinafter called the " Debenture Trustee ")

WITNESSETH THAT:

WHEREAS Signet and Surge US and the Debenture Trustee entered into an trust indenture (the "Indenture") dated November 15, 2005 to provide for the creation and issuance of debentures;

AND WHEREAS the Indenture provides that the Debenture Trustee may enter into indentures supplemental to the Indenture;

AND WHEREAS The Corporation has entered into a letter of intent dated May 15, 2007 (the "Letter of Intent") with Andora Energy Corporation (" Andora ") and Pan Orient Energy Corp. relating to the proposed combination of the businesses of Andora and Signet (the " Business Combination ") and Signet and Andora anticipate the execution of an arrangement agreement (the " Arrangement Agreement ") setting forth all of the terms and conditions of such business combination as contemplated by the Letter of Intent and as further agreed upon by Signet and Andora;

AND WHEREAS, in connection with approving the Business Combination, the parties wish to amend the terms of the Debentures to provide the Debentureholders with an opportunity to participate in such Business Combination, to receive earlier payment of the Principal Sum and Interest in respect of such Debentures or to continue to hold such Debentures in accordance with the terms and conditions of the Trust Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by Signet and Surge US and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1    Definitions

In this Amendment (including the recitals and schedules hereto, if any), the following initially capitalized terms have the meanings set forth below and such meanings shall supersede, as applicable, the meanings provided thereto in the Trust Indenture. Initially capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Trust Indenture.

(a)
"Amendment", "Amendment to Trust Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Amendment to Trust Indenture and not to any particular Article, Section, Subsection, Clause, subdivision or other portion hereof;

(b)	"Andora Common Shares" means common shares of Andora;

(c)
"Conversion Price" means the price at which a Common Share may be issued from time to time after the Effective Date and prior to the Maturity Date on the conversion of the Principal Sum of a Debenture pursuant to Section 5.1(e), which is currently Cdn. $1.00 per Common Share, subject to adjustments in accordance with the provisions of Article 8 of the Trust Indenture, in which case it shall mean the adjusted price in effect at such time;

(d)	"Conversion Right" means the right of a Debentureholder to convert the Principal Sum into Common Shares pursuant to Section 5.1(a) or Section 5.1(e) hereof as applicable;

(e)	"Court Approval" means the issuance of the final order of the Court of Queen’s Bench of Alberta approving the arrangement pursuant to the Arrangement Agreement;

(f)
"Effective Date" means the date that the arrangement pursuant to Section 193 of the Business Corporations Act (Alberta) and as contemplated by the Arrangement Agreement becomes effective under the  Business Corporations Act (Alberta);

(g)	"Effective Time" means 12:01 a.m. on the Effective Date;

(h)
"Election to Convert" means an election to convert that sets forth the Principal Sum in respect of which the Conversion Right set forth in Section 5.1(a) is being exercised, the address of the Debentureholder which is to appear on the Share Register of the Corporation and the address where the new Debenture, if any, representing the unconverted portion of its Debenture may be sent;

(i)
"Election to Receive Payment" means an election to receive payment in accordance with Section 7.2(a) that sets forth the Principal Sum in respect of which the right set forth in Section 7.2(a) is being exercised, the address of the Debentureholder which payment is to be sent and the address where the new Debenture, if any, representing the unconverted portion of the Debenture is to be sent;

(j)
"Modified Conversion Price" means the price at which a Common Share may be issued from time to time prior to the Effective Date on the conversion of the Principal Sum of a Debenture, which is $0.7692307;

(k)
"Shareholder Approval" means the approval of not less than 66 ⅔% of the outstanding Common Shares present in person or by proxy at a duly called and convened meeting of the holders of Common Shares; and

(l)
"Termination Date" means, if applicable, the date of public dissemination of a news release relating to the termination of the Letter of Intent or Arrangement Agreement or the failure to meet any of the conditions set forth in the Letter of Intent or Arrangement Agreement such that the Business Combination is terminated, abandoned or aborted.

ARTICLE 2
AMENDMENT TO CONVERSION RIGHT

2.1    Conversion Right

The Conversion Right set forth in Section 5.1 of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

(a)
Upon and subject to the terms and conditions of this Article 5, each Debentureholder shall have the right, at its option, at any time and from time to time prior to 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date, to elect to convert, immediately prior to the Effective Time on the Effective Date, the Principal Sum of its Debentures, in whole or in multiples of Cdn. $1,000, into fully paid and non-assessable Common Shares at the Modified Conversion Price in effect on the Conversion Date.

(b)	The exercise of the Conversion Right provided in Section 5.1(a) shall be conditional upon:

(i)	Shareholder Approval of the Business Combination;

(ii)	Court Approval of the Business Combination; and

(iii)	satisfaction (or waiver) of all conditions precedent to completion of the Business Combination set forth in the Arrangement Agreement.

In the event that the Letter of Intent or Arrangement Agreement is terminated for any reason or the conditions set forth in this Section 5.1(b) are not satisfied, the Election to Convert of the Debentureholder pursuant to Section 5.1(a) shall be deemed to be rescinded as of such Termination Date.

(c)
If the Debentureholder elects to convert some or all of the Principal Sum of its Debentures into Common Shares pursuant to Section 5.1(a), no cash payment or other adjustment will be made for accrued interest on the Principal Sum of the converted Debenture. Instead, accrued interest will be deemed paid by the Common Shares (or Andora Common Shares received in accordance with the Arrangement Agreement) received by the Debentureholder on conversion. Delivery to the Debentureholder of the full number of Common Shares into which the Principal Sum of the Debenture is convertible (or Andora Common Shares received in accordance with the Arrangement Agreement) will thus be deemed:

(i)	to satisfy the Corporation's obligation to pay the Principal Sum of the Debenture; and

(ii)	to satisfy the Corporation's obligation to pay accrued and unpaid Interest up to the Conversion Date.

(d)
Subject to Section 5.5, a Debentureholder may exercise its Conversion Right pursuant to Section 5.1(a) by delivering a duly completed Election to Convert together with the original Debenture(s) to the Trustee prior to 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date.

(e)
Upon and subject to the terms and conditions of this Article 5, each Debentureholder shall have the right, at its option, at any time and from time to time (i) after 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date or (ii) after the Termination Date and, in each case, prior to the Maturity Date, to convert the Principal Sum of its Debentures, in whole or in multiples of Cdn. $1,000, into fully paid and non-assessable Common Shares at the Conversion Price in effect on the Conversion Date.

(f)	If the Debentureholder elects to convert some or all of the Principal Sum of its Debentures into Common Shares pursuant to Section 5.1(e), the Debentureholder shall receive:

(i)	Common Shares; and

(ii)	cash in an amount equal to all accrued and unpaid Interest (including overdue Interest) on the Principal Sum so converted up to the Conversion Date.

(g)
Subject to Section 5.5, a Debentureholder may exercise its Conversion Right pursuant to Section 5.1(e) by surrendering its Debenture to the Trustee and giving notice to the Corporation and the Trustee at any time and from time to time (i) after 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date or (ii) after the Termination Date and, in each case prior to the Maturity Date, specifying the following:

(i)	the Principal Sum in respect of which the Conversion Right pursuant to Section 5.1(e) is being exercised;

(ii)	the address of the Debentureholder which is to appear on the Share Register of the Corporation;

(iii)	the address where the new Debenture, if any, representing the unconverted portion of its Debenture may be sent; and

(iv)	the number of Common Shares the Debentureholder is currently the beneficial owner of.

(h)
Notwithstanding Section 5.1(a) of the Trust Indenture as amended hereby, if the Arrangement Agreement so provides, the conversion of Debentures which a Debentureholder has elected to convert pursuant to Section 5.1(a) may occur at the Effective Time, as part of the arrangement contemplated by the Arrangement Agreement and in the order specified therein, provided that such adjustment of the effective time of the conversion of such Debentures substantially preserves, and does not impair, in the reasonable opinion of the board of directors of the Corporation, any material right, power or entitlement of the Debentureholders under the Trust Indenture as amended hereby.

2.2   Deemed Conversion of Exchanged Debentures

Section 5.3 of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

Upon the exercise of the Exchange Right pursuant to Section 6.1(a), Surge US shall, as the resultant Debentureholder, be deemed to have exercised its Conversion Right pursuant to Section 5.1(e).

2.3   Effect of Exercise of Conversion Right

Section 5.4 of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

(a)
Upon the exercise of the Conversion Right pursuant to Section 5.1(a), and subject to Section 5.5, the Common Shares subscribed for shall be deemed to have been issued and the applicable Debentureholder shall be deemed to have become the holder of record of such Common Shares immediately prior to the Effective Time on the Effective Date.

(b)
Within five Business Days of the Effective Date, the Corporation (or its successor) shall cause to be delivered to such Debentureholder, as specified in the Election to Convert, a share certificate for the appropriate number of Andora Common Shares issuable pursuant to the Arrangement Agreement, provided that such Debentureholder has surrendered its Debenture to the Trustee for cancellation, in whole or in part, as applicable.

(c)
Upon the exercise of the Conversion Right pursuant to Section 5.1(e), and subject to Section 5.5, the Common Shares subscribed for shall be deemed to have been issued and the applicable Debentureholder shall be deemed to have become the holder of record of such Common Shares on the Conversion Date unless the transfer registers of the Corporation shall be closed on such date (including by application of any Applicable Law), in which case the Common Shares subscribed for shall be deemed to have been issued and such Debentureholder deemed to have become the holder of record of such Common Shares, on the date on which such transfer registers are reopened.

(d)
Within five Business Days of the Conversion Date, the Corporation shall cause to be delivered to such Debentureholder, as specified in the notice of conversion delivered pursuant to Section 5.1(e), a share certificate for the appropriate number of Common Shares acquired provided that such Debentureholder has surrendered its Debenture to the Trustee for cancellation, in whole or in part, as applicable.

2.4   Expiration of Conversion Right

Section 5.7 of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

(a)
On the Effective Date, the Conversion Right pursuant to Section 5.1(a) shall cease and terminate with respect to any amount of the Principal Sum which has not been converted except to the extent that a Debentureholder has not received certificates representing Andora Common Shares in accordance with Section 5.4(b), in which instance such Debentureholder’s rights hereunder shall continue until it has received that to which it is entitled hereunder.

(b)
On the Maturity Date, the Conversion Right pursuant to Section 5.1(e) shall cease and terminate with respect to any amount of the Principal Sum which has not been converted except to the extent that a Debentureholder has not received certificates representing Common Shares in accordance with Section 5.4(d), in which instance such Debentureholder’s rights hereunder shall continue until it has received that to which it is entitled hereunder.

2.5    Early Repayment of Principal Sum and Interest

Section 7.2 of the Trust Indenture is hereby deleted in its entirety and replaced with the following:

(a)
Upon and subject to the terms and conditions of this Section 7.2, each Debentureholder shall have the right, at its option, at any time and from time to time prior to 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date, to elect to receive, within 15 Business Days from the Effective Date, the Principal Sum of its Debentures or any part thereof, plus Interest accrued from the last Interest Payment Date to the Maturity Date.

(b)	The exercise of the right to receive payment pursuant to Section 7.2(a) shall be conditional upon:

(i)	Shareholder Approval of the Business Combination;

(ii)	Court Approval of the Business Combination; and

(iii)	satisfaction (or waiver) of all conditions precedent to completion of the Business Combination set forth in the Arrangement Agreement.

Upon satisfaction of the requirements set forth in this Section 7.2(b), the Corporation shall make payment to each electing Debentureholder of the Principal Sum and Interest accrued from the last Interest Payment Date to the Maturity Date in accordance with their Election to Receive Payment. From and after the Effective Date, the sole right and remedy of the Debentureholder shall be to receive payment of Principal and Interest in accordance with Section 7.2. In the event that the Letter of Intent or Arrangement Agreement is terminated for any reason or the conditions set forth in this Section 7.2(b) are not satisfied, the Election to Receive Payment of the Debentureholder pursuant to Section 7.2(a) shall be deemed to be rescinded as of such Termination Date and all such other rights and entitlements of the Debentureholder pursuant to the Trust Indenture shall continue in full force and effect.

(c)
A Debentureholder may exercise its right pursuant to Section 7.2(a) by delivering a duly completed Election to Receive Payment, together with the original Debenture(s) to the Trustee prior to 5:00 p.m. (Calgary time) on the Business Day immediately preceding the Effective Date.

2.6   Effect of Amendment

(a)
This Amendment to the Trust Indenture shall replace and supersede all sections referred to herein and shall be read with the Trust Indenture as one and the same agreement governing the Debentures. The Amendment to Trust Indenture shall become effective as at and from the time at which an Extraordinary Resolution of the Debentureholders is passed in accordance with the Trust Indenture approving the amendments to the Trust Indenture set forth herein.

ARTICLE 3
ADDITIONAL MATTERS

3.1    Confirmation of Indenture

The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects confirmed.

3.2    Acceptance of Trusts

The Debenture Trustees hereby accepts the trusts in this Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Indenture.

3.3    Governing Law

This Supplemental Indenture shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated, in all respects, as an Alberta contract.

3.4    Further Assurances

The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Supplemental Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Supplemental Indenture and carry out its provisions.

3.5    Counterparts

This Supplemental Indenture may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and hands of their proper officers in that behalf.

SIGNET ENERGY INC.

By:___________________________________

SURGE GLOBAL ENERGY, INC.

By:___________________________________

VALIANT TRUST COMPANY

By:___________________________________

By:___________________________________